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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934


         Date of Report (Date of earliest event reported): April 2, 2001



                            Global TeleSystems, Inc.
             (Exact name of Registrant as specified in its charter)


  Delaware                       0-23717                         94-3068423
  ------------                  -----------                   -----------------
(State or other                (Commission                    (I.R.S. Employer
jurisdiction of                File Number)                  Identification No.)
incorporation)


                              4121 Wilson Boulevard
                                    7th Floor
                               Arlington, VA 22203
          (Address of principal executive offices, including zip code)


                                 (703) 236-3100
              (Registrant's telephone number, including area code)

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ITEM 5.  OTHER EVENTS

                  On April 2, 2001, Global TeleSystems, Inc., a Delaware corporation, ("GTI"), entered into a Share Purchase Agreement (the "Share Purchase Agreement"), with Alfa Bank Holdings Limited, a company incorporated in the British Virgin Islands ("Alfa"), Capital International Global Emerging Markets Private Equity Fund, L.P., a Delaware limited partnership ("CIG"), Cavendish Nominees Limited, a limited liability company organized and registered under the laws of Guernsey ("Cavendish"), and First NIS Regional Fund SICAV, a private institutional fund organized and registered under the laws of Luxembourg, (collectively, with Alfa, CIG and Cavendish, the "Purchasers") with respect to the sale to the Purchasers of 12,195,122 shares of common stock, par value $0.01 per share (the "Common Stock") of Golden Telecom, Inc., a Delaware corporation ("Golden Telecom") beneficially owned by GTI. The aggregate purchase price to be paid by the Purchasers for the shares is $125,000,000. In addition, the Share Purchase Agreement contemplates that at the time of the consummation of the sale and purchase contemplated by the Share Purchase Agreement (the "Closing") the Purchasers will enter into separate stock option agreements with GTI which will give the Purchasers an option to purchase the remaining shares of Common Stock beneficially owned by GTI at a purchase price of $11.00 per share during the 60-day period after the Closing. In addition, if certain other conditions are met, during the twelve-month period after the Closing, the Purchasers will have an option to purchase the remaining shares of Common Stock beneficially owned by GTI at a purchase price equal to the greater of $11.00 per share or 120% of the average closing share price for the 60-day period preceding the purchase date.

                  The Closing is subject to the conditions set forth in the Share Purchase Agreement, including the expiration (or termination) of any waiting period (or extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, the filing of GTI's annual report on Form 10-K for the fiscal year ended December 31, 2000 with a standard auditor's opinion and other customary closing conditions.

                  Also on April 2, 2001, GTI issued a press release relating to the Share Purchase Agreement and the related transactions. A copy of the press release is attached hereto as Exhibit 1 and is incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

          (c)     Exhibits

99.1     Press release issued by Global TeleSystems, Inc.
         on April 2, 2001.


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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, Global TeleSystems, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       GLOBAL TELESYSTEMS, INC.


Date:    April 2, 2001                 By:  /s/ Grier C. Raclin
                                          ---------------------
                                       Name:  Grier C. Raclin
                                       Title: Executive Vice President; Chief
                                       Administrative Officer; General Counsel;
                                       and Secretary
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                                  EXHIBIT INDEX

Exhibit
   No.            Description
- --------          --------------

99.1              Press release issued by Global TeleSystems, Inc. on
                  April 2, 2001.